UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wei Sun

On June 11, 2021, Ms. Wei Sun resigned from her positions as the Chief Financial Officer (“CFO”) of TD Holdings, Inc. (the “Company”) and as a director of the board of directors (the “Board”) of the Company, effective immediately. Ms. Sun’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Tianshi (Stanley) Yang

Effective June 11, 2021, the Board appointed Mr. Tianshi (Stanley) Yang as the CFO and director of the Board to fill the vacancy created by the resignation of Ms. Sun.

The biographical information of Mr. Yang is set forth below.

Mr. Tianshi (Stanley) Yang, aged 31, served as the Head of Investor Relations of Aesthetic Medical International holdings Group Ltd. (NASDAQ: AIH) from March 2020 to May 2021 and as the Financial Department Director of Meten EdtechX Education Group (NASDAQ: METX) from January 2019 to February 2020. From May 2016 to October 2018, Mr. Yang served as the Investment Director of China First Capital Group, a company listed on the Hong Kong Stock Exchange (HKEx: 01269). Mr. Yang has also served as a Senior Auditor at Ernst & Young from September 2011 to December 2013. Mr. Yang graduated from Tianjin University of Finance and Economics in Tianjin, China with a bachelor’s degree in Financial Engineering, and obtained a master’s degree in Finance from Brandeis University in Boston, U.S.

Mr. Yang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Yang also entered into an employment agreement (the “Employment Agreement”) with the Company, which sets his annual compensation at $75,000 and establishes other terms and conditions governing his service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated June 11, 2021 by and between the Company and Tianshi (Stanley) Yang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: June 11, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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